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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): July 21, 2000


                          JLK DIRECT DISTRIBUTION INC.
             (Exact name of registrant as specified in its charter)

                         Commission file number 1-13059

                    PENNSYLVANIA                        23-2896928
            (State or other jurisdiction             (I.R.S. Employer
                 of incorporation)                  Identification No.)



                              1600 TECHNOLOGY WAY
                                  P.O. BOX 231
                        LATROBE, PENNSYLVANIA 15650-0231
              (Address of registrant's principal executive offices)

       Registrant's telephone number, including area code: (724) 539-5000


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ITEM 5. OTHER EVENTS

On July 20, 2000, JLK Direct Distribution Inc. (JLK) received a proposal from Kennametal Inc. (Kennametal) to acquire the outstanding shares of JLK that Kennametal does not already own for $6.70 per share in cash.

Kennametal currently owns approximately 83% of JLK. The aggregate value of the transaction would be approximately $28.7 million to acquire the minority interest of approximately 4.3 million shares.

The proposal is subject to the approval of the JLK Board of Directors, including the approval of the special committee comprised of the independent directors of the JLK Board, and to conditions customary in transactions of this type. The proposal is not conditioned on financing.

Kennametal has reserved the right to amend or withdraw this proposal at any time at its sole discretion.




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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                JLK DIRECT DISTRIBUTION INC.



Date: July 21, 2000                         By: /s/ DIANA L. SCOTT
                                               -----------------------------
                                               Diana L. Scott
                                               Vice President,
                                               Chief Financial Officer
                                               and Treasurer